Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (File No. 333-284675) and Form S8 (File No. 333-288641 and 333-294007) of Nauticus Robotics, Inc. (the “Company”) of our report dated April 15, 2026, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
April 15, 2026